UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2005

US Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26190	84-1213501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16825 Northchase Drive, Suite 1300
Houston, Texas 77060
(Address of principal executive offices including zip code)

(832) 601-8766
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

On March 17, 2005, the credit agreement among US Oncology Holdings, Inc. (“Holdings”), US Oncology, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent, Wachovia Bank, National Association, as Syndication Agent, and Citicorp North America, Inc., as Documentation Agent, governing US Oncology, Inc.’s senior secured credit facility was amended to, among other things, permit the issuance by Holdings of $250.0 million aggregate principal amount of its senior floating rate notes, and the use of the proceeds from such issuance, together with cash on hand of US Oncology Inc., to pay a dividend to the stockholders of Holdings, to make certain payments to participants under Holdings’ long-term cash incentive plan and to pay related fees and expenses.  A copy of the amendment is attached hereto as Exhibit 10.1.

ITEM 8.01 Other Events

On March 29, 2005, US Oncology, Inc. issued a press release announcing that its parent company, Holdings, consummated an offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933 of $250.0 million aggregate principal amount of its senior floating rate notes.  A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01.  Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit 10.1

Amendment No. 1, dated as of March 17, 2005, to the Credit Agreement dated as of August 20, 2004, among US Oncology Holdings, Inc., US Oncology, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Wachovia Bank, National Association, as Syndication Agent, and Citicorp North America, Inc., as Documentation Agent.

Exhibit 99.1	Press Release dated March 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2005	By:	/s/ Phillip H. Watts
Phillip H. Watts
General Counsel